SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 23, 2013 (June 19, 2013)

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On June 19, 2013, Inergy, L.P. (“Inergy”) filed a Current Report on Form 8-K (the “Original 8-K”) announcing the closing of the transactions contemplated by that certain Contribution Agreement (the “Contribution Agreement”), dated as of May 5, 2013, by and among Inergy, Inergy GP, LLC, Crestwood Gas Services Holdings LLC (“Crestwood Gas Holdings”) and Crestwood Holdings LLC. Pursuant to the Contribution Agreement, Crestwood Gas Holdings agreed to contribute (the “Contribution”) all of the membership interests of Crestwood Gas Services GP LLC (“Crestwood Gas”) to Inergy in exchange for 35,103,113 common units of Inergy and 4,387,889 subordinated units of Inergy.

This amendment on Form 8-K/A amends and supplements the Original 8-K to include the financial statements described in Item 9.01(a). No other changes are being made to the Original 8-K. Inergy will file an amendment to this Current Report on Form 8-K/A to provide the March 31, 2013 unaudited interim consolidated financial statement of Crestwood Gas and the unaudited pro forma financial information on the March 31, 2013 interim statement of operations and balance sheet to give effect to the Contribution.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited historical consolidated financial statements of Crestwood Gas Services GP LLC for the fiscal years ended December 31, 2012, December 31, 2011 and December 31, 2010, and the related notes thereto, together with the report of Deloitte & Touche LLP, independent auditors, concerning those statements and related notes, are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined consolidated statement of operations of Inergy, L.P. for the year ended December 31, 2013, and the related notes thereto are attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

23.1	Consent of Deloitte & Touche LLP

99.1	Crestwood Gas Services GP LLC Audited Historical Consolidated Financial Statements

99.2	Inergy, L.P. Unaudited Pro Forma Condensed Combined Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

	BY:	INERGY GP, LLC, Its General Partner

Date: July 23, 2013	By:	/s/ Michael J. Campbell
Michael J. Campbell
Sr. Vice President – Chief Financial Officer

Exhibit Index

Exhibit Number	Description

23.1	Consent of Deloitte & Touche LLP

99.1	Crestwood Gas Services GP LLC Audited Historical Consolidated Financial Statements

99.2	Inergy, L.P. Unaudited Pro Forma Condensed Combined Consolidated Financial Information